Exhibit 10.1



                  Information Concerning Executive Compensation

On January 7, 2008, the Compensation Committee of Homefed Corporation (the "Company") approved annual salary increases (effective January 1, 2008) and discretionary 2007 cash bonuses for each of the Company's executive officers who were included as named executive officers in the Company's 2007 proxy statement.


 Name and Title          Base Salary in 2008          Bonus Award for 2007(1)
 --------------          -------------------          --------------------


 Paul J. Borden                $255,742                   $369,956(2)
 President and
 Chief Executive
  Officer

 Curt R. Noland                $165,500                   $154,774
 Vice President

 Erin N. Ruhe                  $133,900                   $178,863
 Vice President,
 Treasurer and
  Controller



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(1) Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $7,377 for Mr. Borden, $4,774 for Mr. Noland and $3,863 for Ms. Ruhe.

(2) Includes a gross-up bonus of $ 62,579 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.